Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 23, 2026 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2026 financial results
•NextEra Energy delivers strong first-quarter results
•FPL grows regulatory capital employed by approximately 8.8% year-over-year and continues to keep customer bills low while delivering highly reliable electricity
•NextEra Energy Resources achieves a record quarter for new renewables and storage origination, adding 4 gigawatts to its backlog, including another strong quarter of battery storage origination at 1.3 gigawatts

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2026 first-quarter net income attributable to NextEra Energy on a GAAP basis of $2.182 billion, or $1.04 per share, compared to $833 million, or $0.40 per share, for the first quarter of 2025. On an adjusted basis, NextEra Energy's 2026 first-quarter earnings were $2.275 billion, or $1.09 per share, compared to $2.038 billion, or $0.99 per share, in the first quarter of 2025.

"NextEra Energy is off to a terrific start for the year, delivering strong first-quarter results, with adjusted earnings per share increasing by 10% year-over-year," said John Ketchum, chairman, president and chief executive officer. "These results reflect continued strong financial and operational performance across FPL and NextEra Energy Resources as America's electricity demand continues to increase. NextEra Energy builds all forms of energy infrastructure and has experience across the entire energy value chain at massive scale with a balance sheet to back it up. Our customers turn to us because they know we have an unmatched track record of building affordable and reliable energy infrastructure decade after decade. With a service area that spans 49 states and with more than 12 ways to grow, NextEra Energy was built for this seminal moment. Importantly, our forecasted growth is visible and balanced between our regulated and long-term contracted businesses, and we expect to grow adjusted earnings per share at a compound annual growth rate of 8%+ through 2032 and are targeting the same from 2032 through 2035, all off the 2025 base."

FPL
FPL reported first-quarter 2026 net income of $1.462 billion, or $0.70 per share, compared to $1.316 billion, or $0.64 per share, for the prior-year comparable quarter.

FPL's full-year growth primarily was driven by continued smart capital investments. FPL's capital expenditures were approximately $3.2 billion for the first quarter, and full-year capital investments are expected to be between $12 billion and $13 billion. Regulatory capital employed increased by approximately 8.8% over the same quarter last year.

By making smart capital investments that benefit customers and being industry-leading on costs, FPL continues to deliver its strong customer value proposition of high reliability, outstanding customer service and low bills. In the first quarter, FPL added nearly 100,000 customers, compared to the prior-year comparable period. In one of the fastest-growing states and the world's 15th largest economy, FPL is both creating value for its customers and diversifying its generation portfolio by adding cost-effective solar and storage to one of the nation's largest natural gas-fired fleets and four nuclear units that make up the backbone of its generation fleet. This quarter, FPL placed into service approximately 600 megawatts of new cost-effective solar, putting FPL's owned and operated solar portfolio at over 8.5 gigawatts (GW).

Earlier this month, FPL filed its annual Ten-Year Site Plan, detailing its approach to reliably and cost-effectively meet the growing need for electricity in Florida. The plan shows roughly 4 GW of new gas-fired generation complementing over 12 GW of solar and over 7 GW of storage solutions over the next 10 years, which would further diversify FPL's generation fleet. Even with this significant capital investment, FPL's bills are approximately 30%

below the national average and only projected to grow, on average, about 2% annually through the end of the decade.

NextEra Energy Resources
NextEra Energy Resources reported first-quarter 2026 net income attributable to NextEra Energy on a GAAP basis of $1.019 billion, or $0.49 per share, compared to $172 million, or $0.08 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2026 were $1.038 billion, or $0.50 per share, compared to $908 million, or $0.44 per share, for the first quarter of 2025.

NextEra Energy Resources had a record quarter for new renewables and storage origination, adding 4 GW to its backlog, including another strong quarter of battery storage origination at 1.3 GW. With these additions, NextEra Energy Resources' backlog now totals approximately 33 GW after taking into account 0.3 GW of new projects placed into service since the fourth-quarter and full-year 2025 financial results call in January.

NextEra Energy Resources is also off to a terrific start executing against its data center hub strategy, which is built on the power of scale. Last month, the U.S. Department of Commerce selected NextEra Energy Resources to build 9.5 GW of new gas-fired generation to serve large load in Texas and Pennsylvania. The projects are in connection with Japan's $550 billion investment commitment to the U.S. as part of the U.S.-Japan trade deal. The U.S. and Japan would own the projects, while NextEra Energy Resources would develop, build and operate them. NextEra Energy Resources is actively developing both projects, advancing site development, procurement, permitting and commercial structuring as it works toward definitive agreements with the U.S. and Japan. The projects are drawn from the company's existing group of data center hubs – a group that totals over 30 hubs with a year-end goal to secure roughly 40.

Corporate and Other
In the first quarter of 2026 on a GAAP basis, Corporate and Other results increased $0.17 per share, compared to the prior-year comparable quarter. On an adjusted basis, Corporate and Other results for the first quarter of 2026 decreased $0.02 per share, compared to the prior-year comparable quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. NextEra Energy continues to expect 2026 adjusted earnings per share to be in the range of $3.92 to $4.02 and is targeting the high end of that range. NextEra Energy also continues to expect a compound annual growth rate in adjusted earnings per share of 8%+ annually through 2032 and is targeting the same from 2032 through 2035, all off the 2025 base of $3.71 adjusted earnings per share. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through 2026, off a 2024 base, and 6% per year from year-end 2026 through 2028.

Conference call information
As previously announced, NextEra Energy's first-quarter 2026 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the link listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is the largest electric power and energy infrastructure company in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns the largest energy infrastructure development company in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand for generation development and capacity needs; market demand and policy support for transmission development and expansion; market demand for pipeline capacity; access to capital at reasonable cost and terms; rate case outcomes consistent with historical; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends and statements concerning growth strategies, capital investment opportunities and technology initiatives. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support clean energy of NextEra Energy and FPL and its affiliated entities or changes in or the imposition of additional tax laws, tariffs, duties, policies or other costs or assessments on clean energy or equipment necessary to generate, store or deliver it; impact of new or revised laws, regulations, executive orders, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal, state and local government regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities and other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; planned productivity increases and competitive advantages through the use of artificial intelligence technologies may not be realized and the use of and reliance on artificial intelligence may present certain risks; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low natural gas and oil prices, disrupted production or unsuccessful drilling efforts could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) natural gas and oil production operations and cause NextEra Energy Resources to delay or cancel certain natural gas and oil production projects and could result in certain assets becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirements services; inability or failure to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation operations on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems, or implementation challenges; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; defaults or noncompliance related to project-specific, limited-recourse financing agreements; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; reduction of NextEra Energy's and FPL's liquidity from the inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's assets and investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends, make distributions or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2025 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,271	$2,311	$119	$6,701
Operating Expenses
Fuel, purchased power and interchange	992	337	—	1,329
Other operations and maintenance	379	870	173	1,422
Depreciation and amortization	665	691	15	1,371
Taxes other than income taxes and other – net	506	120	2	628
Total operating expenses – net	2,542	2,018	190	4,750
Gains (Losses) on Disposal of Businesses/Assets – Net	1	263	(7)	257
Operating Income (Loss)	1,730	556	(78)	2,208
Other Income (Deductions)
Interest expense	(338)	(501)	(448)	(1,287)
Equity in earnings (losses) of equity method investees	—	170	1	171
Allowance for equity funds used during construction	50	2	—	52
Gains (losses) on disposal of investments and other property – net	—	(1)	1	—
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(60)	—	(60)
Other net periodic benefit income	—	—	71	71
Other – net	2	12	30	44
Total other income (deductions) – net	(286)	(378)	(345)	(1,009)
Income (Loss) before Income Taxes	1,444	178	(423)	1,199
Income Tax Expense (Benefit)	(18)	(347)	(124)	(489)
Net Income (Loss)	1,462	525	(299)	1,688
Net Loss Attributable to Noncontrolling Interests	—	494	—	494
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,462	$1,019	$(299)	$2,182
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,462	$1,019	$(299)	$2,182
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(35)	99	64
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	60	—	60
XPLR Infrastructure, LP investment gains – net	—	9	—	9
Less related income tax benefit(c)	—	(15)	(25)	(40)
Adjusted Earnings (Loss)	$1,462	$1,038	$(225)	$2,275
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.70	$0.49	$(0.15)	$1.04
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.02)	0.05	0.03
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.03	—	0.03
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Less related income tax benefit(c)	—	—	(0.01)	(0.01)
Adjusted Earnings (Loss) Per Share	$0.70	$0.50	$(0.11)	$1.09
Weighted-average shares outstanding (assuming dilution)				2,092

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(30)	$(0.01)	$74	$0.04	$44	$0.03
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$43	$0.02	$—	$—	$43	$0.02
	XPLR Infrastructure, LP investment gains – net	$6	$—	$—	$—	$6	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,997	$2,163	$87	$6,247
Operating Expenses
Fuel, purchased power and interchange	936	229	—	1,165
Other operations and maintenance	379	659	135	1,173
Depreciation and amortization	408	671	16	1,095
Taxes other than income taxes and other – net	475	119	—	594
Total operating expenses – net	2,198	1,678	151	4,027
Gains (Losses) on Disposal of Businesses/Assets – Net	—	40	(4)	36
Operating Income (Loss)	1,799	525	(68)	2,256
Other Income (Deductions)
Interest expense	(317)	(548)	(909)	(1,774)
Equity in earnings (losses) of equity method investees	—	(646)	—	(646)
Allowance for equity funds used during construction	37	1	—	38
Gains (losses) on disposal of investments and other property – net	—	(2)	—	(2)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(68)	—	(68)
Other net periodic benefit income	—	—	67	67
Other – net	12	26	34	72
Total other income (deductions) – net	(268)	(1,237)	(808)	(2,313)
Income (Loss) before Income Taxes	1,531	(712)	(876)	(57)
Income Tax Expense (Benefit)	215	(515)	(221)	(521)
Net Income (Loss)	1,316	(197)	(655)	464
Net Loss Attributable to Noncontrolling Interests	—	369	—	369
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,316	$172	$(655)	$833
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,316	$172	$(655)	$833
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	62	626	688
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	68	—	68
XPLR Infrastructure, LP investment gains – net	—	855	—	855
Less related income tax benefit(c)	—	(249)	(157)	(406)
Adjusted Earnings (Loss)	$1,316	$908	$(186)	$2,038
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.64	$0.08	$(0.32)	$0.40
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.03	0.30	0.33
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.03	—	0.03
XPLR Infrastructure, LP investment gains – net	—	0.42	—	0.42
Less related income tax benefit(c)	—	(0.12)	(0.07)	(0.19)
Adjusted Earnings (Loss) Per Share	$0.64	$0.44	$(0.09)	$0.99
Weighted-average shares outstanding (assuming dilution)				2,061

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$45	$0.03	$469	$0.23	$514	$0.26
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$49	$0.02	$—	$—	$49	$0.02
	XPLR Infrastructure, LP investment gains – net	$642	$0.31	$—	$—	$642	$0.31
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
March 31, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$70	$1,435	$493	$1,998
Customer receivables, net of allowances	1,534	2,596	1	4,131
Other receivables	335	1,050	791	2,176
Materials, supplies and fuel inventory	1,412	1,145	20	2,577
Regulatory assets	420	28	—	448
Derivatives	28	1,197	12	1,237
Other	240	856	195	1,291
Total current assets	4,039	8,307	1,512	13,858
Other assets:
Property, plant and equipment – net	84,118	78,086	157	162,361
Special use funds	7,488	3,219	—	10,707
Investment in equity method investees	—	5,969	20	5,989
Prepaid benefit costs	2,101	5	816	2,922
Regulatory assets	6,988	199	12	7,199
Derivatives	1	1,745	74	1,820
Goodwill	2,965	2,174	11	5,150
Other	945	9,192	1,281	11,418
Total other assets	104,606	100,589	2,371	207,566
TOTAL ASSETS	$108,645	$108,896	$3,883	$221,424
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$2,439	$—	$2,921	$5,360
Other short-term debt	—	608	650	1,258
Current portion of long-term debt	500	995	2,342	3,837
Accounts payable	1,050	4,663	30	5,743
Customer deposits	691	40	—	731
Accrued interest and taxes	806	332	255	1,393
Derivatives	49	900	227	1,176
Accrued construction-related expenditures	1,099	1,826	2	2,927
Regulatory liabilities	272	22	—	294
Other	530	1,468	856	2,854
Total current liabilities	7,436	10,854	7,283	25,573
Other liabilities and deferred credits:
Long-term debt	28,045	16,094	49,809	93,948
Asset retirement obligations	2,186	1,544	—	3,730
Deferred income taxes	10,368	4,695	(1,957)	13,106
Regulatory liabilities	11,928	165	2	12,095
Derivatives	1	1,545	288	1,834
Other	332	2,924	1,250	4,506
Total other liabilities and deferred credits	52,860	26,967	49,392	129,219
TOTAL LIABILITIES	60,296	37,821	56,675	154,792
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,867	29,340	(36,956)	19,251
Retained earnings	20,109	30,408	(14,533)	35,984
Accumulated other comprehensive income (loss)	—	(83)	49	(34)
Total common shareholders' equity	48,349	59,665	(52,792)	55,222
Noncontrolling interests	—	11,410	—	11,410
TOTAL EQUITY	48,349	71,075	(52,792)	66,632
TOTAL LIABILITIES AND EQUITY	$108,645	$108,896	$3,883	$221,424

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$42	$1,760	$1,010	$2,812
Customer receivables, net of allowances	1,667	2,337	14	4,018
Other receivables	413	979	341	1,733
Materials, supplies and fuel inventory	1,373	1,025	22	2,420
Regulatory assets	401	32	—	433
Derivatives	39	931	27	997
Other	216	782	173	1,171
Total current assets	4,151	7,846	1,587	13,584
Other assets:
Property, plant and equipment – net	81,755	74,287	155	156,197
Special use funds	7,684	3,270	—	10,954
Investment in equity method investees	—	5,509	19	5,528
Prepaid benefit costs	2,072	5	791	2,868
Regulatory assets	5,405	222	12	5,639
Derivatives	1	1,838	159	1,998
Goodwill	2,965	1,873	11	4,849
Other	1,125	8,678	1,301	11,104
Total other assets	101,007	95,682	2,448	199,137
TOTAL ASSETS	$105,158	$103,528	$4,035	$212,721
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,130	$—	$825	$1,955
Other short-term debt	—	608	—	608
Current portion of long-term debt	641	925	1,934	3,500
Accounts payable	1,084	6,498	1	7,583
Customer deposits	685	24	—	709
Accrued interest and taxes	470	341	374	1,185
Derivatives	15	802	296	1,113
Accrued construction-related expenditures	1,153	1,809	4	2,966
Regulatory liabilities	344	12	—	356
Other	672	1,552	618	2,842
Total current liabilities	6,194	12,571	4,052	22,817
Other liabilities and deferred credits:
Long-term debt	28,041	17,523	43,992	89,556
Asset retirement obligations	2,158	1,511	—	3,669
Deferred income taxes	10,156	4,155	(1,952)	12,359
Regulatory liabilities	11,280	193	1	11,474
Derivatives	1	1,949	198	2,148
Other	342	2,903	974	4,219
Total other liabilities and deferred credits	51,978	28,234	43,213	123,425
TOTAL LIABILITIES	58,172	40,805	47,265	146,242
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,866	21,536	(28,908)	19,494
Retained earnings	18,747	29,389	(13,034)	35,102
Accumulated other comprehensive income (loss)	—	(73)	64	(9)
Total common shareholders' equity	46,986	50,852	(43,230)	54,608
Noncontrolling interests	—	11,871	—	11,871
TOTAL EQUITY	46,986	62,723	(43,230)	66,479
TOTAL LIABILITIES AND EQUITY	$105,158	$103,528	$4,035	$212,721

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2026	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,462	$525	$(299)	$1,688
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	665	691	15	1,371
Nuclear fuel and other amortization	42	41	8	91
Unrealized losses (gains) on marked to market derivative contracts – net	—	(103)	119	16
Foreign currency transaction losses (gains)	—	1	(139)	(138)
Deferred income taxes	(29)	367	71	409
Cost recovery clauses and franchise fees	(201)	—	—	(201)
Equity in losses (earnings) of equity method investees	—	(170)	(1)	(171)
Distributions of earnings from equity method investees	—	100	—	100
Losses (gains) on disposal of businesses, assets and investments – net	(1)	(262)	6	(257)
Recoverable storm-related costs	(16)	—	—	(16)
Other – net	16	275	21	312
Changes in operating assets and liabilities:
Current assets	44	(18)	(394)	(368)
Noncurrent assets	(44)	(36)	(34)	(114)
Current liabilities	181	(527)	58	(288)
Noncurrent liabilities	1	12	167	180
Net cash provided by (used in) operating activities	2,120	896	(402)	2,614
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,046)	—	—	(3,046)
Independent power and other investments of NEER	—	(7,868)	—	(7,868)
Nuclear fuel purchases	(116)	(28)	—	(144)
Other capital expenditures	—	—	(4)	(4)
Sale of independent power and other investments of NEER	—	340	—	340
Proceeds from sale or maturity of securities in special use funds and other investments	914	399	193	1,506
Purchases of securities in special use funds and other investments	(980)	(430)	(240)	(1,650)
Other – net	74	41	(70)	45
Net cash used in investing activities	(3,154)	(7,546)	(121)	(10,821)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	—	294	8,013	8,307
Retirements of long-term debt	(142)	(1,358)	(1,600)	(3,100)
Net change in commercial paper	1,309	—	2,096	3,405
Proceeds from other short-term debt	—	—	650	650
Repayments of other short-term debt	—	—	—	—
Cash repayments to related parties – net	—	(2)	—	(2)
Issuances of common stock/equity units	—	—	23	23
Dividends on common stock	—	—	(1,300)	(1,300)
Dividends & capital distributions from (to) parent – net	(100)	7,838	(7,738)	—
Other – net	(5)	(160)	(139)	(304)
Net cash provided by financing activities	1,062	6,612	5	7,679
Effects of currency translation on cash, cash equivalents and restricted cash	—	(3)	—	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	28	(41)	(518)	(531)
Cash, cash equivalents and restricted cash at beginning of period	88	1,901	1,017	3,006
Cash, cash equivalents and restricted cash at end of period	$116	$1,860	$499	$2,475

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,316	$(197)	$(655)	$464
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	408	671	16	1,095
Nuclear fuel and other amortization	35	37	9	81
Unrealized losses (gains) on marked to market derivative contracts – net	—	218	746	964
Foreign currency transaction losses (gains)	—	—	8	8
Deferred income taxes	135	(303)	(232)	(400)
Cost recovery clauses and franchise fees	(133)	—	—	(133)
Equity in losses (earnings) of equity method investees	—	646	—	646
Distributions of earnings from equity method investees	—	123	—	123
Losses (gains) on disposal of businesses, assets and investments – net	—	(38)	4	(34)
Recoverable storm-related costs	(177)	—	—	(177)
Other – net	4	79	39	122
Changes in operating assets and liabilities:
Current assets	23	47	152	222
Noncurrent assets	(59)	17	(19)	(61)
Current liabilities	363	(416)	(206)	(259)
Noncurrent liabilities	(6)	5	109	108
Net cash provided by (used in) operating activities	1,909	889	(29)	2,769
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,341)	—	—	(2,341)
Independent power and other investments of NEER	—	(5,441)	—	(5,441)
Nuclear fuel purchases	(51)	(102)	—	(153)
Other capital expenditures	—	—	(7)	(7)
Sale of independent power and other investments of NEER	—	238	—	238
Proceeds from sale or maturity of securities in special use funds and other investments	751	394	112	1,257
Purchases of securities in special use funds and other investments	(792)	(331)	(169)	(1,292)
Other – net	80	8	(73)	15
Net cash used in investing activities	(2,353)	(5,234)	(137)	(7,724)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,996	350	7,494	9,840
Retirements of long-term debt	(22)	(325)	(2,505)	(2,852)
Net change in commercial paper	(980)	—	1,315	335
Proceeds from other short-term debt	—	—	850	850
Repayments of other short-term debt	—	—	(850)	(850)
Cash repayments to related parties – net	—	(45)	—	(45)
Issuances of common stock/equity units	—	—	11	11
Dividends on common stock	—	—	(1,166)	(1,166)
Dividends & capital distributions from (to) parent – net	(100)	4,812	(4,712)	—
Other – net	(31)	97	(86)	(20)
Net cash provided by financing activities	863	4,889	351	6,103
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	419	544	185	1,148
Cash, cash equivalents and restricted cash at beginning of period	133	1,008	261	1,402
Cash, cash equivalents and restricted cash at end of period	$552	$1,552	$446	$2,550

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.40

FPL – 2025 Earnings Per Share	$0.64
New investment growth	0.04
Other and share dilution	0.02
FPL – 2026 Earnings Per Share	$0.70

NEER – 2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.08
New investments	0.04
Existing clean energy	0.01
NextEra Energy Transmission	0.05
Customer supply	(0.04)
Non-qualifying hedges impact	0.04
XPLR Infrastructure, LP investment gains – net	0.31
Other, including financing costs, corporate general and administrative expenses, asset recycling, state taxes, other investment income and share dilution	—
NEER – 2026 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.49

Corporate and Other – 2025 Loss Per Share	$(0.32)
Non-qualifying hedges impact	0.19
Other, including interest expense and share dilution	(0.02)
Corporate and Other – 2026 Loss Per Share	$(0.15)

2026 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.